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                                                                    Exhibit 21.1


                           AMF GROUP HOLDINGS INC.

                             Subsidiary Corporations

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
Entity                                                          Jurisdiction of Origin
------                                                          ----------------------
AMF Bowling Worldwide, Inc.                                         Delaware
AMF Bowling Holdings Inc.                                           Delaware
AMF Bowling Centers Holdings Inc.                                   Delaware
AMF Bowling Products, Inc.                                          Virginia
AMF Bowling Products International, B.V.                            Netherlands
AMF Bowling India Private Ltd.                                      India
AMF Bowling Poland Sp.zo.o.                                         Poland
AMF Worldwide Bowling Centers Holdings Inc.                         Delaware
AMF Bowling Centers, Inc.                                           Virginia
AMF Beverage Company of Oregon, Inc.                                Oregon
AMF Beverage Company of W. VA, Inc.                                 West Virginia
Bush River Corporation                                              South Carolina
King Louie Lenexa, Inc.                                             Kansas
300, Inc.                                                           Texas
Ship's Consulting, Inc.                                             Illinois
American Recreation Centers, Inc.                                   California
Michael Jordan Golf Company, Inc.                                   Delaware
MJG-O'Hare, Inc.                                                    Delaware
AMF Bowling Centers (Aust) International Inc.                       Virginia
AMF Catering Services Pty. Ltd.                                     New South Wales
AMF Bowling Centers (Hong Kong) International Inc.                  Virginia
AMF Bowling Centers International Inc.                              Virginia
AMF BCO-UK One, Inc.                                                Virginia
AMF BCO-UK Two, Inc.                                                Virginia
AMF BCO-France One, Inc.                                            Virginia
AMF BCO-France Two, Inc.                                            Virginia
AMF Bowling Centers Spain Inc.                                      Delaware
AMF Bowling Mexico Holding, Inc.                                    Delaware
Boliches AMF, Inc.                                                  Virginia
Boliches AMF y Compania                                             Mexico
Operadora Mexicana de Boliches, S.A.                                Mexico
Promotora de Boliches, S.A. de C.V.                                 Mexico
Immuebles Obispado, S.A.                                            Mexico
Immuebles Minerva, S.A.                                             Mexico
Boliches Mexicanos, S.A.                                            Mexico
AMF International BCO Holdings B.V.                                 Netherlands
Hong Leong-AMF Leisure Holdings Ptd. Ltd.                           Singapore
Hong Leong-AMF Bowling (Tianjin) Company Ltd.                       China
AMF Bowling Ltda.                                                   Brazil
AMF Bowling Brasil S.A.                                             Brazil
Madeira Bowling Investments SGPS Sociedade Unipessol, Ltda.         Portugal
AMF Playcenter S.A.                                                 Argentina
AMF Bowling                                                         United Kingdom
Worthing North Properties, Ltd.                                     United Kingdom
Gravesend Bowling Limited                                           United Kingdom
Channel Holdings Limited                                            Guernsey
Pentagon Bowling Plc.                                               United Kingdom
AMF Bowling (Augsburg) GmbH                                         Germany
AMF Bowling Products, LLC                                           Russian
AMF Bowling France SNC                                              France
AMF Bowling de Paris SNC                                            France
Societe Anonyme du Bowling de Montparnasse                          France
AMF Bowling de Lyon La Part Dieu SNC                                France
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